UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Awards under the Company’s Cash Bonus Plan for Fiscal 2006
     On March 27, 2007, the Human Resources and Compensation Committee (the “HRCC”) of the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”), following a review of the Company’s performance in the fiscal year ended February 3, 2007 (“fiscal 2006”), determined that the performance criteria under the Company’s Cash Bonus Plan established by the HRCC in April 2006 had been satisfied and that bonuses will be paid to the named executive officers (“NEOs”) under the Cash Bonus Plan for fiscal 2006 as follows:

Fiscal 2006
Executive Officer	Bonus Payout
Tim Grumbacher, Executive Chairman of the Board	$361,563
Byron L. Bergren, President and CEO	$1,500,000
Anthony J. Buccina, Vice Chairman and President — Merchandising	$1,060,313
Keith E. Plowman, Executive Vice President, Chief Financial Officer and Principal Accounting Officer	$209,625
James M. Zamberlan, Executive Vice President — Stores and Visual	$205,348
David B. Zant, Vice Chairman — Private Brand, Merchandise Planning and Internet Marketing	$407,813

Approval of Bonus Performance Criteria and Potential Bonus Payouts under the Company’s Cash Bonus Plan for Fiscal 2007
     On March 27, 2007, the HRCC adopted performance criteria and the potential bonus payout amounts for the award of bonuses to the Company’s NEOs for the fiscal year ending February 2, 2008 (“fiscal 2007”) under the Company’s Cash Bonus Plan. The table below sets forth the following for each NEO: (i) performance criteria for payout of potential bonus and the percentage weight accorded to each component of such criteria (the “Bonus Performance Criteria”); and (ii) the percentage of base salary payable upon achievement of threshold, target or maximum levels of the Bonus Performance Criteria (the “Potential Bonus Payout”). The threshold level for net income must be achieved in order for any bonus to be payable.

	Fiscal 2007	Potential Bonus Payout
Executive Officer	Bonus Performance Criteria	(% of Base Salary)
Tim Grumbacher, Executive Chairman of the Board	Net income — 80% Sales — 20%	Threshold — 30% Target — 40% Maximum — 80%
Byron L. Bergren, President and CEO	Net income — 80% Sales — 20%	Threshold — 112.5% Target — 150% Maximum — 200%

	Fiscal 2007	Potential Bonus Payout
Executive Officer	Bonus Performance Criteria	(% of Base Salary)
Anthony J. Buccina, Vice Chairman and President — Merchandising	GMROI Dollars(1) — 25% Sales — 25% EBITDA(2) — 50%	Threshold — 93.75% Target — 125% Maximum — 187.5%
Keith E. Plowman, Executive Vice President, Chief Financial Officer and Principal Accounting Officer	Net income — 80% Sales — 20%	Threshold — 37.5% Target — 50% Maximum — 75%
James M. Zamberlan, Executive Vice President — Stores and Visual	Sales — 40% EBITDA(2) — 60%	Threshold — 37.5% Target — 50% Maximum — 75%
David B. Zant, Vice Chairman - Private Brand, Merchandise Planning and Internet Marketing	Company GMROI Dollars(1) — 15% Private Brand GMROI Dollars(1) — 15% Company Sales — 15% Private Brand Sales — 15% EBITDA(2) — 40%	Threshold — 56.25% Target — 75% Maximum — 150%

(1)	Gross margin return on inventory dollars.

(2)	Earnings before interest, income taxes, and depreciation and amortization.
Salary Increase
     On March 26, 2007, the HRCC approved an increase in the annual base salary of Keith E. Plowman, Executive Vice President, Chief Financial Officer and Principal Accounting Officer, from $390,000 to $405,000, effective as of April 29, 2007.
Approval of Performance Criteria for 2007 Performance-Based Restricted Stock Units to Byron L. Bergren
     On March 26, 2007, the HRCC adopted the following performance measures for the vesting of performance-based restricted stock units to Byron L. Bergren for fiscal 2007 (“2007 RSUs”) pursuant to the Restricted Stock Unit Agreement between the Company and Mr. Bergren dated as of June 20, 2006:
(1)	The 2007 RSUs shall become fully vested as February 2, 2008 if the Company achieves the net income required for Mr. Bergren’s target bonus with respect to the Company’s 2007 fiscal year.

(2)	Eighty-seven and one-half percent (87.5%) of the 2007 RSUs shall become vested as of February 2, 2008 in the event that the Company achieves ninety-five percent (95%) of the net income required for Mr. Bergren’s target bonus with respect to the Company’s 2007 fiscal year.

(3)	Seventy-five percent (75%) of the 2007 RSUs shall become vested as of February 2, 2008 in the event that the Company achieves ninety percent (90%) of the net income required for Mr. Begren’s target bonus with respect to the Company’s 2007 fiscal year.
The 2007 RSUs will be forfeited if net income is below ninety percent (90%) of the net income required for Mr. Bergren’s target bonus with respect to the Company’s 2007 fiscal year.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: March 30, 2007